UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 3, 2020
EDGEWELL PERSONAL CARE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Research Drive, Shelton, Connecticut 06484
(Address of principal executive offices)

203-944-5500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EPC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Closing of Credit Agreement
On April 3, 2020 (the "Closing Date"), Edgewell Personal Care Company (the “Company”) closed its previously disclosed new senior secured revolving credit facility in an aggregate principal amount of $425 million dated March 28, 2020, by and among, the Company and certain subsidiaries of the Company, and Bank of America, N.A. as administrative agent and collateral agent ("BofA"), MUFG Bank, Ltd., as syndication agent (“MUFG”), TD Securities (USA) LLC, as joint lead arranger (“TD”), and the several lenders from time to time party thereto (together with BofA, MUFG, and TD, the "Lenders") (the "Credit Agreement"). The Credit Agreement replaces the Prior Credit Agreement (as defined under Item 1.02 of this Current Report on Form 8-K).
The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the description contained in the Company’s Current Report on Form 8-K previously filed with the Securities and Exchange Commission on April 2, 2020 (the “April 2 Form 8-K”), and the complete terms and conditions of the Credit Agreement, a copy of which was filed as Exhibit 10.1 to the April 2 Form 8-K, which is incorporated herein by reference in this Item 1.01.
Guaranty and Collateral Agreements
In connection with entry into the Credit Agreement, on the Closing Date, the Company and its material domestic subsidiaries (the “Guarantors”) entered into an agreement with BofA, as collateral agent, to unconditionally guarantee the payment and performance when due of the Guaranteed Obligations of both the Company and the Guarantors, jointly and severally, under the Credit Agreement. The Guarantee Agreement replaces the Prior Guaranty (as defined under Item 1.02 of this Current Report on Form 8-K).
Also in connection with entry into the Credit Agreement, on the Closing Date, the Company and certain of the Company’s subsidiaries (together with the Company, the “Pledgors”) entered into a Collateral Agreement with BofA, as collateral agent, under which the Pledgors granted a first-priority security interest in substantially all of their assets, subject to certain exceptions, to secure the Company’s obligations under the Credit Agreement.
Copies of the Guarantee and Collateral Agreements are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing summaries of the Guarantee and Collateral Agreements are not intended to be complete and are qualified in their entirety by reference to the text of each Agreement.
Third Supplemental Indenture
In connection with entry into the Credit Agreement, on the Closing Date, the Company, Jack Black, L.L.C., Edgewell Personal Care Taiwan Ltd., Edgewell Personal Care Middle East, Inc., and certain other Subsidiaries of the Company party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and the other parties thereto, entered into a Third Supplemental Indenture supplementing the Indenture, dated as of May 19, 2011 (the “Base Indenture”), among the Company, certain subsidiaries of the Company party thereto, and the Trustee, as supplemented by (a) the First Supplemental Indenture (“Supplemental Indenture No. 1”), relating to the Base Indenture and the issuance of the Company’s 4.700% Senior Notes due 2021 (the “2021 Senior Notes”) and (b) the Second Supplemental Indenture, dated as of May 24, 2012 (“Supplemental Indenture No. 2”, and together with Supplemental Indenture No. 1, the “Existing Supplemental Indentures,” and the Base Indenture as amended by the Existing Supplemental Indentures, the “Indenture”), relating to the Base Indenture and the issuance of the Company’s 4.700% Senior Notes due 2022 (the “2022 Senior Notes,” and together with the 2021 Senior Notes, the “Notes”).
A copy of the Third Supplemental Indenture is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference. The foregoing summary of the Third Supplemental Indenture is not intended to be complete and is qualified in its entirety by reference to the text of the Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
Effective as of the Closing Date and in connection with the Credit Agreement, the Company terminated that certain senior unsecured revolving credit agreement dated as of June 1, 2015, as amended, supplemented or modified from time to time (the "Prior Credit Agreement") among Edgewell Personal Care Company (formerly named Energizer Holdings, Inc.), as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto, and the related Subsidiary Guaranty Agreement dated as of June 30, 2015 (the “Prior Guaranty”).
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Guarantee Agreement, dated as of April 3, 2020, by and among the Company, the Guarantors, and BofA, as collateral agent.
10.2	Collateral Agreement, dated as of April 3, 2020, by and among, the Pledgors and BofA, as collateral agent.
10.3
Third Supplemental Indenture, dated as of April 3, 2020, by and among, the Company, Jack Black, LLC, Edgewell Personal Care Middle East, Inc., and certain other subsidiaries of the Company party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee.

104	Cover page information from Edgewell Personal Care Company's Current Report on Form 8-K filed on April 2, 2020, formatted in iXBRL (Inline Extensible Business Reporting Language).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
EDGEWELL PERSONAL CARE COMPANY
By:  /s/ Marisa B. Iasenza
Marisa B. Iasenza
Chief Legal Officer

Dated: April 7, 2020